UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2019

Rhinebeck Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-227266	83-2117268
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2 Jefferson Plaza, Poughkeepsie, New York		12601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 454-8555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2019, Rhinebeck Bancorp, Inc. (the “Company”) assumed $5,155,000 in principal amount of floating rate junior subordinated debt securities due 2035 (the “Debt Securities”), which were originally issued by Rhinebeck Bancorp, MHC (the “MHC”) in 2005. The assumption of the Debt Securities occurred as part of the reorganization of Rhinebeck Bank and the MHC into the two-tier mutual holding company structure, pursuant to which the Company became the majority-owned subsidiary of the MHC.

In connection with the assumption of the Debt Securities, on January 16, 2019, the Company entered into a Supplemental Indenture (the “Supplemental Indenture”) by and among the Company, the MHC and Wilmington Trust Company, a Delaware trust company, as trustee (the “Trustee”). Pursuant to the Supplemental Indenture, the Company assumed the obligations of the MHC under the original Indenture, dated as of March 30, 2005 (the “Indenture”), by and between the MHC and the Trustee.

The Indenture is attached hereto as Exhibit 4.1. The Supplemental Indenture is attached hereto as Exhibit 4.2. The information provided in Item 2.03 is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In March 2005, RSB Capital Trust I (the “Trust”), a wholly-owned subsidiary of the MHC, issued $5,000,000 in principal amount of trust preferred securities (the “Trust Preferred Securities”). The proceeds from the sale of the Trust Preferred Securities, combined with proceeds of $155,000 received by the Trust from the MHC in exchange for all of the Trust’s outstanding common securities, were used to purchase $5,155,000 in principal amount of Debt Securities of the MHC, issued pursuant to the Indenture. On January 16, 2019, the Company assumed the obligations of the MHC under the Indenture.

Pursuant to the terms of the Indenture, the Company is required to make quarterly interest payments on the Debt Securities to the Trust, at a rate equal to the then-current three-month LIBOR, reset quarterly, plus 2.00% per annum.

The Debt Securities mature in 2035. However, pursuant to the terms of the Indenture, and subject to the receipt by the Company of the prior approval of the Federal Reserve Board, the Debt Securities may be redeemed at par by the Company, in whole or in part, on any interest payment date. The Trust will be required to redeem a like amount of the Trust Preferred Securities if the Company exercises its right to redeem all or a portion of the Debt Securities.

Either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Debt Securities may declare the principal amount of the Debt Securities, and any interest accrued thereon, to be due and payable immediately if an Event of Default occurs. An Event of Default (as defined in the Indenture) generally includes ongoing defaults in the payment of any interest due, a default in payment upon maturity, a default in performance or breaches of certain covenants or agreements contained in the Indenture, bankruptcy or insolvency of the Company, or liquidation or dissolution of the Trust. Following an Event of Default, the Trustee, or in certain circumstances, the holders of the Debt Securities, may institute a suit, action or proceeding for any remedy available under the Indenture.

The foregoing description of the Indenture and Supplemental Indenture is not complete and is qualified in its entirety by reference to the Indenture and Supplemental Indentures, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 30, 2005, by and between Rhinebeck Bancorp, MHC, as Issuer, and Wilmington Trust Company, as Trustee

4.2	First Supplemental Indenture, dated as of January 16, 2019, by and among Wilmington Trust Company, as Trustee, Rhinebeck Bancorp, Inc. and Rhinebeck Bancorp, MHC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RHINEBECK BANCORP, INC.

DATE: January 23, 2019	By:	/s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer